SUB-ITEM 77Q1

                                 EXHBIT 77Q1(a)

                         MFS GOVERNMENT SECURITIES FUND

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION

                                   OF CLASSES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Government Securities Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of the Trust, to create three additional classes of shares, within the meaning of Section 6.10, as follows:

1. The three additional classes of Shares are designated "Class 529A Shares," "Class 529B Shares" and "Class 529C Shares";

2. Class 529A Shares, Class 529B Shares and Class 529C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class 529A Shares, Class 529B Shares and Class 529C Shares, the method of determination of the net asset value of Class 529A Shares, Class 529B Shares and Class 529C Shares, the price, terms and manner of redemption of Class 529A Shares, Class 529B Shares and Class 529C Shares, any conversion feature of Class 529B Shares, and relative dividend rights of holders of Class 529A Shares, Class 529B Shares and Class 529C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. Class 529A Shares, Class 529B Shares and Class 529C Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.


         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of April, 2002 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


JOHN W. BALLEN

John W. Ballen
8 Orchard Road
Southborough MA  01772

LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

SIR J. DAVID GIBBONS

Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108

ABBY M. ONEILL

Abby M. ONeill
200 Sunset Road
Oyster Bay NY  11771

Kevin R. Parke
33 Liberty Street
Concord MA  01742

LAWRENCE T. PERERA

Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

WILLIAM J. POORVU

William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138

Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

ELAINE R. SMITH

Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

WARD SMITH

Ward Smith
36080 Shaker Blvd.

Hunting Valley OH  44022